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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 12, 2003

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                            PARK PHARMACY CORPORATION
             (Exact name of registrant as specified in its charter)



                    COLORADO                                 000-15379                           84-1029701
(State or other jurisdiction of incorporation        (Commission File Number)       (I.R.S. Employer Identification No.)
              or organization)
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         10711 PRESTON ROAD, SUITE 250                            75230
                 DALLAS, TEXAS                                  (Zip code)
     (Address of principal executive offices)

        Registrant's telephone number, including area code: 972-860-0200


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ITEM 5. Other Events and Required FD Disclosure.

         On November 4, 2003, Ascendant Solutions, Inc. ("Buyer") entered into a
Letter of Intent (the "LOI") with Park Pharmacy Corporation (the "Company").
According to the LOI, Buyer proposes to acquire substantially all of the assets of the Company pursuant to a Plan of Reorganization of the Company under Chapter
11 of the U.S. Bankruptcy Code (the "Plan"). The Company has been operating as a debtor-in-possession since December 2, 2002. The assets being purchased shall include all of the cash and other assets of the operating subsidiaries of the Company and all equity interests of the following entities (each wholly-owned by the Company): (i) Dougherty's Pharmacy, Inc., (ii) Park Operating GP, LLC, (iii)
Park LP Holdings, Inc., (iv) Park-Medicine Man GP LLC, (v) Park Infusion
Services, L.P., and (vi) Park-Medicine Man, L.P.

         Pursuant to the Plan, which Buyer and the Company filed jointly with the U.S. Bankruptcy Court for the Northern District of Texas, Dallas Division on
November 12, 2003,

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Buyer has deposited $100,000.00 in a separate bank account (such deposit to be utilized under the Plan as part of the purchase price if the acquisition closes) and will invest up to $1.5 million into the reorganized debtor and assume debt of the Company of approximately $6.25 million.

         The proposed acquisition will be subject to various conditions, including bankruptcy court approval.

                                    SIGNATURE

         In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PARK PHARMACY CORPORATION

                                        Date: November 14, 2003


                                        By: /s/ CRAIG MACKEY
                                           ------------------------------------
                                           Craig Mackey,
                                           President and Chief Operating Officer